Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 8, 2019, is made by and between Verus International, Inc., a Delaware corporation (F/K/A RealBiz Media Group, Inc.), with offices located at 9841 Washingtonian Blvd., #390, Gaithersburg, MD 20878 (the “Company”), and ARJ Consulting LLC, a New York limited liability company with its address at 1188 Willis Avenue, #821, Albertson, NY 11507 (“Buyer”).

RECITALS

A. The Company and Buyer desire to enter into this transaction to purchase an 8% convertible promissory note (the “Note”) of the Company and certain stock purchase warrants (“Warrants”) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Company has authorized the issuance of the Note, in the form attached as Exhibit A hereto, which Note shall be convertible into shares of Common Stock (as defined below)(the Note, as converted, collectively, together with any shares of Common Stock issuable as interest or otherwise pursuant to such Note, the “Conversion Shares”).

C. The Buyer wishes to purchase, and the Company wishes to sell at the Closing (as defined below), upon the terms and conditions stated in this Agreement: (a) the Note in the aggregate original principal amount of $1,250,000.00, and (b) a warrant to acquire up to 925,925,925 shares of Common Stock in the form attached hereto as Exhibit B (the “Warrant”) (as exercised, collectively, the “Warrant Shares”).

D. The Note, the Conversion Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTE AND WARRANT.

(a) Note and Warrant. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company on the Closing Date (as defined below) the Note in the original principal amount of $1,250,000.00 along with a Warrant to initially acquire up to 925,925,925 Warrant Shares.

(b) Closing. The closing (the “Closing”) of the purchase of the Note and the Warrant by the Buyers shall occur virtually. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Purchase Price. The aggregate purchase price for the Note and the Warrant to be purchased by the Buyer (the “Purchase Price”) shall be One Million, Two Hundred Fifty Thousand ($1,250,000.00) US Dollars which shall be net funded in accordance with the Flow of Funds Letter (as defined below) to reflect the cash amount to be paid by Buyer (the “Cash Purchase Price”). Buyer and the Company agree that the Note and the Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyer and the Company mutually agree that the allocation of each dollar of the issue price of such investment unit between the Note and the Warrant solely for the purposes of Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an aggregate amount of _____ allocated to the Warrant and the balance of the Purchase Price allocated to the Note, and neither the Buyer nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(d) Form of Payment. On the Closing Date, (i) Buyer shall pay the Purchase Price (less the amounts withheld pursuant to Section 4(h)) to the Company for the Note and the Warrant to be issued and sold to Buyer at the Closing, by wire transfer of the Cash Purchase Price by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (ii) the Company shall deliver to each the Note in the aggregate original principal amount set forth above, and the Warrant pursuant to which Buyer shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth above, in all cases, duly executed on behalf of the Company and registered in the name of Buyer or its designee.

(e) Rank. The Note shall rank pari passu with the Permitted Indebtedness (as set forth on Schedule 3(m)(ii)).

(f) Payoff of Other Notes. Effective as of the Closing Date the Company will pay off, in full, the promissory notes referenced on Schedule 3(m)(ii) (except the Permitted Indebtedness).

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a) No Public Sale or Distribution. Buyer (i) is acquiring the Note and Warrant, (ii) upon conversion of the Note will acquire the Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of the Warrant will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, Buyer does not agree, or make any representation or warranty to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption from registration under the 1933 Act. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined herein) to distribute any of the Securities in violation of applicable securities laws.

(b) Accredited Investor or Other Qualified Status. Buyer is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act.

(c) Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d) Information. Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Buyer. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained herein. Buyer has been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Access to Information. Buyer acknowledges that it has had the opportunity to review the Transaction Documents (as defined herein) (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Transfer or Resale. Buyer understands that except as provided in Section 4(i) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company an opinion of counsel to Buyer, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with other reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ( “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if Buyer effects a pledge of Securities, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as herein), including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(j) No General Solicitation. The Buyer represents and warrants that: (i) the Buyer was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with whom the Buyer had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Buyer did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with the SEC in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

(k) Fees. The Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

(l) Forward-Looking Statements and Projections. The Buyer acknowledges that any estimates or forward-looking statements or projections furnished by the Company to the Buyer were prepared by the management of the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or its management and should not be relied upon.

(m) Knowledge and Sophistication. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of investing in the offering, and has so evaluated the merits and risks of such investment. The Buyer has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General rules and regulations under the Securities Act) in connection with the offering. The Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer, a breach of which shall constitute, after the giving of any required notice and the passage of any opportunity to cure, an “Event of Default” under the Note, that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company and each of its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, and have the requisite power and authority to own their properties and to carry on their respective businesses as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Except as disclosed in the SEC Documents, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock having voting power or holds a majority of any equity or similar interest of such Person or (II) otherwise controls or operates the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the Warrant and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) have been duly authorized by the Company’s board of directors and (other than (i) the filing with the SEC of (A) one or more Registration Statements, (B) a Form D, (C) the 8-K Filing (as defined below), (D) preliminary and definitive proxy materials for the solicitation of proxies with respect to the Stockholder Approval (as defined below), (E) any other filings as may be required by any state securities agencies (collectively, the “Required Approvals”) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and public policy, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. “Transaction Documents” means, collectively, this Agreement, the Note, the Warrant, the Registration Rights Agreement (as defined herein), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities; Registration Statement. The issuance of the Note and the Warrant are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing and at such time as the Company increases the authorized number of shares of its common stock to 7,500,000,000, the Company shall have initially reserved from its duly authorized capital stock not less than 250% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Note (assuming for purposes hereof that (x) the Note is convertible at the initial Conversion Price (as defined in the Note), (y) interest on the Note shall accrue through November 8, 2019, the Company does not elect to pay such interest in cash and such interest will be converted in shares of Common Stock at an interest conversion price equal to the Conversion Price (as defined in the Note) assuming a Conversion Date (as defined in the Note) as of the date hereof and (z) any such calculation shall not take into account any limitations on the conversion of the Note set forth in the Note), and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrant (without taking into account for purposes of the calculation only any limitations on the exercise of the Warrant set forth therein). When issued upon conversion of the Note in accordance with its terms or upon exercise of the Warrants in accordance with its terms (as the case may be) and, in the case of exercise of the Warrants other than by means of a “Cashless Exercise” (as defined in the Warrants), upon payment of the Exercise Price (as defined in the Warrant) or the Conversion Price (as defined in the Note), as applicable, the Warrant Shares and the Conversion Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note, the Warrant, the Conversion Shares and Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, breach, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Markets (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect and, in the case of clause (iii) above, assuming the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth in Section 2.

(e) Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration (other than the Required Approvals) with any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Except as set forth on Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) except as set forth on Schedule 3(f), an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) except as set forth on Schedule 3(f), to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities, if any. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. Other than with respect to the Securities, none of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of the Note or Warrant under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Note in accordance with this Agreement and the Note and the Warrant Shares upon exercise of the Warrant in accordance with this Agreement and the Warrant is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (those of the foregoing filed within two (2) years prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto but not the documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyer or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC or now, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with US generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to Buyer which is not included in the SEC Documents (including, without limitation, information referred to in Section 4(j) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any note or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Except as set forth in Schedule 3(l), since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as set forth in Schedule 3(l), since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Assuming consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed, or (ii) except as set forth on Schedule 3(m)(ii), could have a material adverse effect on any Buyer’s investment hereunder or a Material Adverse Effect. All outstanding debt (other than debt incurred in the ordinary course of business) of the Company is listed on Schedule 3(m)(ii). The Company has no other debt outstanding (other than that incurred in the ordinary course of business) that is not listed on Schedule 3(m)(ii).

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under their respective certificates of incorporation, any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or any of its Subsidiaries, or their respective organizational charters, certificates of formation, or certificates of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3(n), without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 19, 2008, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company nor any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity; or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors or employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, affiliate, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 1,500,000,000 shares of Common Stock, of which,1,499,000,0000 are issued and outstanding and 0 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Note and the Warrant), (ii) 120,000,000 shares of Series A convertible preferred stock, of which 44,570,101 shares are issued and outstanding, (iii) 1,000,000 shares of Series B convertible preferred stock, of which no shares are issued and outstanding and (iv) 1,000,000 shares of Series C convertible preferred stock of which 455,801 shares are outstanding. 1,000,000 shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. 100,000 shares of Company’s issued and outstanding Series A convertible preferred stock and 395,801 shares of the Company’s issued and outstanding Series C convertible preferred stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding securities are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as disclosed on Schedule 3(r), to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) and without taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). (i) Except as disclosed in Schedule 3(r)(i), none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary (other than restrictions on disposition under the 1933 Act and the rules and regulations thereunder); (ii) except as disclosed in Schedule 3(r)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in Schedule 3(r)(iii), there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) except as set forth in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) except as disclosed in Schedule 3(r)(iv), there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) except as disclosed in Schedule 3(r)(v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(s), has any outstanding Indebtedness (as defined below), outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP, but other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by promissory notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(t) Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(v), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for during the last calendar year, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Nothing has come to the attention of the Company that would cause the Company to believe that the Company's and its Subsidiaries' relations with their employees are other than good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary in writing that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries, as applicable. The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(x) Personal Property. Each of the Company and its Subsidiaries, as applicable, has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Company Fixtures and Equipment”). The Company Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses, as applicable, in the manner as conducted prior to the Closing. Except as set forth on Schedule 3(x), each of the Company and its Subsidiaries owns all of its Company Fixtures and Equipment free and clear of all Liens except for (a) Liens for current taxes not yet due, and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(y) Intellectual Property Rights. The Company and its Subsidiaries own or possess proper rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Each of the patents, trademarks and copyrights owned by the Company or any of its Subsidiaries is listed on Schedule 3(y)(i). None of the Company's Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three (3) years from the date of this Agreement. Except as set forth in Schedule 3(y)(ii) the Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others and there is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which could reasonably be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(z) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any real property or leasehold interest of the Company or any of its Subsidiaries in violation of any Environmental Laws by the Company or any of its Subsidiaries (or any of their representatives or agents); or

(B) to the Company's knowledge, are present on, over, beneath, in or upon any such leasehold interest or any portion thereof in quantities that would constitute a violation of any Environmental Laws.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Interest any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) To the Company's knowledge, no real property or leasehold interest presently held by the Company or any Subsidiary is on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(aa) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any Subsidiary.

(bb) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely affected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(cc) Internal Accounting and Disclosure Controls. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person or any Governmental Authority relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(ee) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ff) Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, the Buyer has not been asked by the Company or any of its Subsidiaries to agree, nor has Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) Buyer and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to Buyer’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) Buyer may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Note, the Warrant or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(gg) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(hh) Intentionally Omitted.

(ii) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj) Shell Company Status. The Company was previously an issuer identified in, or subject to, Rule 144(i).

(kk) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(ll) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(mm) Management. Except as set forth in the SEC Documents, during the past five (5) year period, no current or former officer or director has been the subject of any of the items set forth under Item 401(f) of Regulation S-K.

(nn) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) No Disagreements with Accountants and Lawyers. Except as set forth on Schedule 3(oo), there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants or between the Company and its lawyers, in either case, formerly or presently employed or engaged by the Company and except as set forth on Schedule 3(oo), the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents.

(pp) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

(qq) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any of the Securities.

(rr) No Additional Agreements. The Company does not have any agreement or understanding with Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ss) Ranking of Note. Other than Permitted Indebtedness (as defined in the Note), no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Note in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(tt) Disclosure. Other than as set forth in the 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Other than as set forth in the 8-K Filing, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that Buyer makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS. The Company covenants and agrees with Buyer, a breach of any of which covenants shall constitute, without further act, an “Event of Default” under the Note, that, as of the date hereof, as of the Closing Date and as of the dates set forth herein:

(a) Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(i) Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the 1934 Act, the Company shall not file with the SEC any amendment to the Registration Statement (as defined in the Registration Rights Agreement) that relates to the Buyer, this Agreement, the Note, the Warrant or the transactions contemplated hereby or thereby or file with the SEC any prospectus supplement that relates to the Buyer, this Agreement, the Note, the Warrant or the transactions contemplated hereby or thereby with respect to which (a) the Buyer shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Buyer or its counsel, or (c) the Buyer shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the prospectus relating to the Registration Statement (“Prospectus”) to comply with the 1933 Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than forty-eight (48) hours) so inform the Buyer, the Buyer shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Buyer within two (2) Business Days of receipt thereof and the Company shall expeditiously furnish to the Buyer an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Buyer, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered in connection with any acquisition or sale of Securities by the Buyer, the Company shall not file any Prospectus Supplement with respect to the Securities without delivering or making available a copy of such Prospectus Supplement, together with the Prospectus, to the Buyer promptly.

(ii) The Company has not made, and agrees that unless it obtains the prior written consent of the Buyer it will not make, an offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 promulgated under the 1933 Act (an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 promulgated under the 1933 Act (a “Free Writing Prospectus”) required to be filed by the Company or the Buyer with the SEC or retained by the Company or the Buyer under Rule 433 under the 1933 Act. The Buyer has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the 1933 Act. Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Buyer or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(b) Intentionally Omitted.

(c) Stop Orders. The Company shall advise the Buyer promptly (but in no event later than twenty-four (24) hours) and shall confirm such oral or written advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the 1933 Act or any other law or (iv) if at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities or any Prospectus contained therein is not available for use for any other reason. Thereafter, the Company shall promptly notify Buyer when the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus and/or any amendment or supplement thereto, as applicable, is effective and available for the issuance of the Securities. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use reasonable best efforts to obtain the withdrawal of such order at the earliest possible time.

(d) Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(e) Reporting Status. Except for the Company’s annual report for the year ended October 31, 2018, until the date on which the Buyer shall have sold, converted or exercised all of the Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Buyer on such form as may be applicable.

(f) Use of Proceeds. The Company will use the proceeds from the sale of the Securities solely as disclosed on Schedule 4(f) attached hereto.

(g) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market or another Eligible Market (as defined in the Warrant). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g). “Underlying Securities” means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares, the Note or the Warrant including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Note or exercise of the Warrant.

(h) Fees. The Company shall reimburse Buyer for its costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (the “Transaction Expenses”), which shall be withheld by Buyer from its Purchase Price at the Closing in an aggregate amount not to exceed twenty thousand dollars ($20,000). The Company shall be responsible for the payment of any transfer agent fees, the Depository Trust Company (the “DTC”) fees or broker’s commissions (other than for Persons engaged by Buyer) relating to or arising out of the transactions contemplated hereby. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.

(i) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Buyer.

(j) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. On or before 8:00 a.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Warrant and the form of the Note) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause any of its Subsidiaries and each of its and their respective officers, directors, employees and agents to provide Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of Buyer (which may be granted or withheld in Buyer’s sole discretion). Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information after obtaining written approval by the Company, which approval shall not be unreasonably withheld. Buyer shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to Buyer without Buyer's consent, the Company hereby covenants and agrees that Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Buyer (which may be granted or withheld in Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of Buyer in any filing, announcement, release or otherwise, except as such disclosure may be required by applicable law including, without limitation, in the 8-K filing and in one or more registration statements filed pursuant hereto in order to identify the Buyer as a selling stockholder. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that Buyer has not had, and shall not have (unless expressly agreed to in a written definitive and binding agreement executed by the Company and such Buyer), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries. Buyer further acknowledges that the Company shall not be deemed to violate this Section 4(j) by disclosing the name of Buyer if it beneficially owns more than 4.99% of the Common Stock of the Company in accordance with the disclosure made by such Buyer in any Schedule 13D or Schedule 13G filed by such Buyer with the SEC.

(iii) Other Confidential Information. Disclosure Failures; Disclosure Delay Payments. In addition to other remedies set forth in this Section 4(j), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In the event that the Company fails to effect such Disclosure on or prior to the Required Disclosure Date and Buyer shall have possessed Confidential Information for at least ten (10) consecutive Trading Days (as defined in the Note) (each, a “Disclosure Failure”), then, as partial relief for the damages to Buyer by reason of any such delay in, or reduction of, its ability to buy or sell shares of Common Stock after such Required Disclosure Date (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to Buyer an amount in cash equal to the greater of (I) two percent (2%) of the aggregate Purchase Price and (II) the applicable Disclosure Restitution Amount (as defined below), on each of the following dates (each, a “Disclosure Delay Payment Date”): (i) on the date of such Disclosure Failure and (ii) on every thirty (30) day anniversary such Disclosure Failure until the earlier of (x) the date such Disclosure Failure is cured and (y) such time as all such non-public information provided to Buyer shall cease to be Confidential Information (as evidenced by a certificate, duly executed by an authorized officer of the Company to the foregoing effect) (such earlier date, as applicable, a “Disclosure Cure Date”). Following the initial Disclosure Delay Payment for any particular Disclosure Failure, without limiting the foregoing, if a Disclosure Cure Date occurs prior to any thirty (30) day anniversary of such Disclosure Failure, then such Disclosure Delay Payment (prorated for such partial month) shall be made on the third (3rd) Business Day after such Disclosure Cure Date. The payments to which Buyer shall be entitled pursuant to this Section 4 are referred to herein as “Disclosure Delay Payments.” In the event the Company fails to make Disclosure Delay Payments in a timely manner in accordance with the foregoing, such Disclosure Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.

(iv) For the purpose of this Agreement the following definitions shall apply:

(A) “Disclosure Failure Market Price” means, as of any Disclosure Delay Payment Date, the price computed as the quotient of (I) the sum of the five (5) highest VWAPs (as defined in the Warrants) of the Common Stock during the applicable Disclosure Restitution Period (as defined below), divided by (II) five (5) (such period, the “Disclosure Failure Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Disclosure Failure Measuring Period.

(B) “Disclosure Restitution Amount” means, as of any Disclosure Delay Payment Date, the product of (x) difference of (I) the Disclosure Failure Market Price less (II) the lowest purchase price, per share of Common Stock, of any Common Stock issued or issuable to such Buyer pursuant to this Agreement or any other Transaction Documents, multiplied by (y) ten percent (10%) of the aggregate daily dollar trading volume (as reported on Bloomberg (as defined in the Warrants)) of the Common Stock on the Principal Market for each Trading Day either (1) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the Trading Day immediately prior to the initial Disclosure Delay Payment Date or (2) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the Trading Day immediately prior to such applicable Disclosure Delay Payment Date (such applicable period, the “Disclosure Restitution Period”).

(C) “Required Disclosure Date” means (x) if Buyer authorized the delivery of such Confidential Information, either (I) if the Company and Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date Buyer first received any Confidential Information or (y) if Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after Buyer’s receipt of such Confidential Information.

(k) [INTENTIONALLY OMITTED]

(l) Additional Issuance of Securities. During the period commencing on the date hereof and ending on the date the Note no longer remains outstanding, the Company will not, without the prior written consent of the Buyer, issue any note which either (i) ranks senior to the Note or the Permitted Indebtedness or (ii) would be deemed a Variable Rate Transaction (as defined herein) (other than to the Buyer as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Note.

(m) Reservation of Shares. So long as any of the Note or Warrant remain outstanding, the Company shall take all action necessary to at all times, after the Company has increased the authorized number of shares of its common stock to 7,500,000 shares, to have authorized, and reserved for the purpose of issuance, no less than 250% of (i) the maximum number of shares of Common Stock issuable upon conversion of all the Note then outstanding (assuming for purposes hereof that (A) the Note is convertible at the Conversion Price then in effect, (B) interest on the Note shall accrue through November 8, 2019, and will be converted into shares of Common Stock at an interest conversion price equal to the Conversion Price assuming a Conversion Date as of the applicable date of determination and (C) any such calculation shall not take into account any limitations on the conversion of the Note set forth in the Note), and (ii) the maximum number of Warrant Shares issuable upon exercise of all the Warrant then outstanding (without taking into account for purposes of the calculation only any limitations on the exercise of the Warrant set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(m) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable, of the Note and Warrant. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Variable Securities. For the longer of (A) eighteen (18) months from the date hereof, or (b) one (1) year from the date of full conversion of the Note, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effectuate any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Subsequent Placement” means the Company’s issuance, offer, sale, granting of any option or right to purchase, or otherwise disposing of (or announcing any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights).

(p) Dilutive Issuances. During the period of one hundred eighty (180) days after either a conversion, in whole or in part, of any Note or the exercise, in whole or in part, of any of the Warrant, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Note) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of all or part of the Note, or exercise of any Warrant, any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Note and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market. In the event that Buyer consents to Company engaging in a Dilutive Issuance, then Buyer shall be entitled to the benefit of the provisions of Section 5 (b) of the Note.

(q) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(r) Restriction on Redemption and Cash Dividends. So long as any amounts remain due under the Note, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyer.

(s) Corporate Existence. So long as Buyer is still due any funds under the Note or beneficially owns any Warrants, the Company (a) shall not be party to any Fundamental Transaction (as defined in the Warrant) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note and the Warrant; and (b) may not amend its Certificate of Incorporation, any Certificate of Designation, its By Laws or any other constitutive document without the consent of Buyer, such consent not to be unreasonably withheld or delayed.

(t) Stock Splits. Until the Note and all interest thereon are paid in full, the Company shall not effectuate any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below), such consent not to be unreasonably withheld, except as required by an Eligible Market to provide for the eligibility or continued eligibility of the Common Stock for listing or quotation on such market.

(v) Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrant) included in the Warrant and the form of Notice of Conversion (as defined in the Note) included in the Note set forth the totality of the procedures required of the Buyer in order to exercise the Warrant or convert the Note. No legal opinion or other information or instructions shall be required of the Buyer to exercise its Warrant or convert the Note. The Company shall honor exercises of the Warrant and conversions of the Note and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Note and Warrant.

(w) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(x) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(y) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(z) Notice of Disqualification Events. The Company will notify the Buyer in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(aa) Intentionally Omitted.

(bb) No Short Sales. So long as any amounts remain due and payable under the Note, during any five (5) Trading Day period immediately preceding any Interest Date (as defined in the Note), Buyer and its affiliates and any entity managed or controlled by Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall not, directly or indirectly, engage in any “Short Sales” of the Common Stock or maintain any “short” position in Common Stock (other than any sale marked “short exempt” or any sale of shares deemed to be held “long” hereunder). For purposes hereof, “Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (other than any sale marked “short exempt” or any sale of shares deemed to be held “long” hereunder). Notwithstanding the foregoing, no “Short Sale” or “short” position shall be deemed to exist as a result of any failure by the Company (or its agents) to deliver Conversion Shares upon conversion of the Note or Warrant Shares upon exercise of the Warrants, as applicable, to any Restricted Person converting such Note or exercising such Warrant, as applicable. For purposes of determining whether a Restricted Person is deemed to have a “long” position in the Common Stock, at any given time of determination, such Restricted Person shall be deemed to hold “long” all Common Stock that is either (i) then owned by such Restricted Person, if any, or (ii) issuable to such Restricted Person as Conversion Shares pursuant to the terms of the Note and/or Warrant Shares pursuant to the terms of the Warrants then held by such Restricted Person, if any, pursuant to a valid Conversion Notice and/or valid Exercise Notice delivered to the Company on or prior to the applicable time of determination. Notwithstanding the foregoing, nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person from selling “long” (as defined under Rule 200 promulgated under Regulation SHO under the 1934 Act) the Securities or any other Common Stock then owned by such Restricted Person.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Note and the Warrant in which the Company shall record the name and address of the Person in whose name the Note and the Warrant have been issued (including the name and address of each transferee), the principal amount of the Note held by such Person, the number of Conversion Shares issuable upon conversion of the Note and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Company’s transfer agent (the “Transfer Agent”) in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by Buyer to the Company upon conversion of the Note or other issuance pursuant to the terms of the Note or the exercise of the Warrant (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Underlying Securities, and that on the on the Applicable Date, the Conversion Shares and the Warrant Shares covered by the Registration Statement, shall be freely transferable on the books and records of the Company. If Buyer effects a sale, assignment or transfer of the Securities in compliance with this Agreement and the other applicable Transaction Documents, the Company shall permit the transfer and shall also promptly instruct the Transfer Agent, if after the Applicable Date, solely with respect to the Conversion Shares and the Warrant Shares, to credit such applicable Underlying Securities to the applicable balance accounts at DTC or, otherwise, to issue one or more certificates with respect to such Securities, in each case, in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent to the extent required or requested by the Transfer Agent. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion shall be borne by the Company.

(c) Legends. Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends on Securities. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including the Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming neither the transferor nor the transferee is an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).

(e) Failure to Timely Deliver; Buy-In. If the Company shall fail, for any reason or for no reason, to either (I) issue and deliver to Buyer (or its designee) a certificate representing the Securities so delivered to the Company by Buyer that is free from all restrictive and other legends and registered on the Company’s share register (if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program) or to credit the balance account of Buyer or such Buyer’s designee with DTC for such number of Conversion Shares or Warrant Shares, as applicable, so delivered to the Company (if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program) or (II) if a Registration Statement covering the resale of for such number of Conversion Shares or Warrant Shares, as applicable, so delivered to the Company (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify such Buyer and (y) deliver the Conversion Shares or Warrant Shares, as applicable, electronically without any restrictive legend by crediting such aggregate number of Conversion Shares or Warrant Shares, as applicable, to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to Buyer, the Company shall pay in cash to Buyer on each day after the Share Delivery Deadline and during such Delivery Failure an amount equal to two percent (2%) of the product of (A) the sum of the number of shares of Common Stock not issued to Buyer on or prior to the Share Delivery Deadline and to which Buyer is entitled, and (B) the average trading price of the Common Stock in effect at any time during the period beginning on the date Buyer delivered such Conversion Shares or Warrant Shares, as applicable, to the Company for legend removal and ending on the applicable Share Delivery Deadline. In addition to the foregoing, if on or prior to the Share Delivery Deadline either a Delivery Failure or a Notice Failure occurs, and if on or after such Trading Day Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Buyer of shares of Common Stock issuable upon such exercise that Buyer anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after Buyer’s request and in Buyer’s discretion, either (i) pay cash to Buyer in an amount equal to Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to Buyer a certificate or certificates or credit Buyer’s DTC account representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares or Warrant Shares (as the case may be) that the Company was required to deliver to Buyer by the Share Delivery Deadline, multiplied by (B) the lowest Closing Sale Price (as defined in the Warrants) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by Buyer to the Company of the applicable Conversion Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to Buyer to the extent the Company has already paid such amounts in full to Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note or Warrant, as applicable, held by Buyer.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Note and the related Warrant to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b) Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(h)) for the Note and the related Warrant being purchased by such Buyer at the Closing by wire transfer of the Cash Purchase Price in immediately available funds in accordance with the by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

The obligation of Buyer hereunder to purchase the Note and the Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to Buyer the securities being purchased by Buyer at the Closing as follows: (i) a Note (in such original principal amount of $1,250,000.00, (ii) a Warrant to purchase up to 925,925,925 shares of the Company’s Common Stock; and (iii) the Registration Rights Agreement.

(b) Buyer shall have received the opinion of Sheppard Mullin Richter & Hampton, LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to Buyer.

(c) The Company shall have delivered to Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(d) The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company and each of its U.S. Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(e) The Company shall have delivered to Buyer a certificate evidencing (i) the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State in the states in which the Company and each of its Subsidiaries have qualified as a foreign corporation, as of a date within ten (10) days of the Closing Date.

(f) The Company shall have delivered to Buyer a certificate, in the form acceptable to Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to Buyer, (ii) the Certificate of Incorporation of the Company and the organizational documents of each U.S. Subsidiary and (iii) the Bylaws of the Company and the bylaws of each U.S. Subsidiary, each as in effect at the Closing.

(g) The representations and warranties of the Company that are qualified or limited by materiality shall be true and correct, and the representations and warranties of the Company that are not so qualified shall be true and correct in all material respects, in each case as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to Buyer.

(h) The Company shall have delivered to Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the date immediately prior to the Closing Date.

(i) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(k) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(l) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(m) From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, (ii) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(n) Each of the holders of debt set forth on Schedule 3(m)(ii) shall have executed and delivered to such Buyer, the Company and Wilmington Trust NA, as escrow agent (“Escrow Agent”), a payoff letter with respect to their respective notes and release, each in form and substance acceptable to Buyer and, in any event, indicating an aggregate amount due them collectively of less than $1,250,000.

(o) Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of Buyer and the wire transfer instructions of the escrow account maintained by the Escrow Agent (the “Flow of Funds Letter”).

(p) The Company and its Subsidiaries shall have delivered to Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(q) As of the Closing Date, the Company’s Chief Executive Officer, Anshu Bhatnagar, shall have entered into the Personal Inventions Assignment Agreement, annexed hereto as Exhibit C.

(r) Within fifteen (15) days after the Closing Date, the Company shall have obtained “key person life insurance”, on the life on Anshu Bhatnagar, in an amount equal to at least $1,250,000, payable to the Company. Such insurance may be obtained only with an insurer reasonably acceptable to Buyer.

(s) At or prior to the Closing Date, the Company shall have received the written consent of the Donald P. Monaco Insurance Trust to (i) extend the due date of the Permitted Indebtedness such that the maturity date of the Permitted Indebtedness is the same Maturity Date (as defined in the Note) as the Note; and (ii) treat the Permitted Indebtedness pari passu to the within Note.

(t) All other preconditions to the Escrow Agent releasing funds held by it, pursuant to its agreement with the Company and Buyer, dated January 17, 2019, shall have been fulfilled.

8. TERMINATION.

In the event that the Closing shall not have occurred with respect to Buyer within three (3) days of the date hereof, then Buyer shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of Buyer’s breach of this Agreement and (ii) that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(h) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question do(es) not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by the Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by Buyer with respect to the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements Buyer has entered into with, or any instruments Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and Buyer, or any instruments Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Buyer, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on Buyer and all holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on Buyer without Buyer’s prior written consent (which may be granted or withheld in Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on Buyer and all holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on Buyer without Buyer’s prior written consent (which may be granted or withheld in Buyer’s sole discretion). The Company has not, directly or indirectly, made any agreements with Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, Buyer has made no commitment or promise nor has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by Buyer, any of its advisors or any of its representatives shall affect Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Verus International, Inc.

9841 Washingtonian Blvd., #390

Gaithersburg, MD 20878

With a copy (for informational purposes only) to:

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, NY 10112

Attn: Andrea Cataneo, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219
Attention: Janice Santiago
Phone Number: (718) 921-8300

If to Buyer:

ARJ Consulting LLC
1188 Willis Avenue, #821
Albertson, NY 11507
Telephone: (917) 446-0122
Attention: Andrew Garnock
E-mail: agarnock@yahoo.com

with a copy (for informational purposes only) to:

NI Jacobs & Associates
355 Lexington Avenue
New York, NY 10017
Telephone: 212.233.1480
Facsimile: 646.219.3050
Attention: Neil I. Jacobs, Esq.
E-mail: neil@nijlaw.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Note and Warrant. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Buyer. Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing for a period of two (2) years.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(k) Indemnification.

(i) In consideration of Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Buyer and each holder of any Securities and all of their stockholders, partners, members, managers, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement of the Company or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement in, or omission or alleged omission from, the Prospectus or any amendment or supplement thereto that is based on or contained in any information relating to Buyer provided to the Company for use in the Prospectus), (d) any violation of United States federal or state securities laws or the rules and regulations of the Principal Market or any Eligible Market (as defined in the Warrant) in connection with the transactions contemplated by this Agreement, the Warrant, and the Note by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (e) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or (f) arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by Buyer pursuant to Section 4(j), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by monthly payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. It is expressly understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock.

(m) Remedies. Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

VERUS INTERNATIONAL, INC.

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer

BUYER:

ARJ CONSULTING LLC

By:	/s/ Andrew Garnock
Name:	Andrew Garnock
Title:	Manager

PERFORMANCE GUARANTEED:

VERUS FOODS, INC., a Nevada corporation

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer

VERUS FOODS MENA LIMITED, a Dubai-formed JAFZA offshore company

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer

VERUS FOODS (SINGAPORE) PTE LTD., a Singapore company

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer

VERUS MIDDLE EAST GENERAL TRADING, LLC, a Dubai limited liability company

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer

VERUS INTERNATIONAL, INC.
DISCLOSURE SCHEDULE

The disclosure schedules (the “Disclosure Schedules”) delivered by Verus International, Inc. (the “Company”) have been prepared in connection with the Securities Purchase Agreement dated as of February 8, 2019 (the “Effective Date”) by and between the Company and ARJ Consulting LLC (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

The Disclosure Schedules set forth items the disclosure which are necessary or appropriate either in response to an express disclosure requirement contained in a provision of the Agreement or as an exception to one or more of the Company’s representations or warranties contained in the Agreement. Any information set forth in one section of the Disclosure Schedule will be deemed to apply to all other sections or subsections of the Agreement to the extent that such disclosure is applicable to such other section(s) or subsection(s) on its face without additional investigation.

Headings inserted in the sections or subsections of the Disclosure Schedules are for convenience of reference only and shall not have the effect of amending or changing the express terms of the sections or subsections as set forth in the Agreement.

The mere inclusion of any item in any section or subsection of the Disclosure Schedules as an exception to any representation or warranty or otherwise shall not be deemed to constitute an admission by the Company including that such item was required to be disclosed, or to otherwise imply (i) that any such item has had or would reasonably be expected to have a Material Adverse Effect or otherwise represent an exception or material fact, event or circumstance for the purposes of the Agreement, (ii) that such item is or was material under federal or state securities laws, (iii) that such item is or was outside the Company’s course of business, or (iv) that such item meets or exceeds a monetary or other threshold specified for disclosure in the Agreement. Notwithstanding the foregoing, no disclosure included in any Disclosure Schedule will contravene or vary the text of the representations and warranties set forth in the Agreement. Nothing in the Disclosure Schedules shall constitute an admission of any liability or obligation of the Company or any other party to any third party or shall confer or give to any third party any remedy, claim, liability, reimbursement, cause of action, or other right.

Schedule 3(e)
Consents

Not applicable.

Schedule 3(f)

Acknowledgment Regarding Buyer’s Purchase of Securities

Not applicable.

Schedule 3(k)

SEC Documents; Financial Statements

Except for the Company’s Annual Report on Form 10-K for the year ended October 31, 2018, the Company has filed all annual and quarterly reports during the two (2) years prior to the Effective Date.

Schedule 3(l)

Absence of Certain Changes

Not applicable.

Schedule 3(m)(ii)

Payoff of Other Notes; No Undisclosed Events, Liabilities, Developments or Circumstances

Name of Debtholder	Outstanding Debt
EMA Financial	$364,566.34
Auctus Fund	$200,000.00
Crossover Capital Fund	$331,118.64
Power Up Lending Group	$215,127.33
Donald J. Monaco Insurance Trust	$593,600.00

“Permitted Indebtnedness” includes: (i) the note issued in favor of Donald J. Monaco Insurance Trust as set forth immediately above and (ii) a note to be issued in the favor of Rick Burden in the principal amount of up to $250,000.00.

Schedule 3(n)

Conduct of Business; Regulatory Permits

Not applicable.

Schedules 3(r) – 3(r)(vi)

Equity Capitalization

Schedule 3(r):

Not applicable.

Schedule 3(r)(i):

Not applicable.

Schedule 3(r)(ii):

Name	Type of Security	Issue Date	Expire Date	Shares Issuable Upon Conversion/Exercise	Exercise Price
Joshua Bossuat	Warrant	3/9/15	3/8/20	60,250	$0.100
Brian G Swift Living Trust	Warrant	3/9/15	3/8/20	768,250	$0.100
Anders A de Joung	Warrant	3/9/15	3/8/20	15,000	$0.100
Security Research Associates	Warrant	3/9/15	3/8/20	361,500	$0.100
Anshu Bhatnagar	Warrant	(1)	(1)	(1)	(1)
F. Berdon & Co., LLC	Warrant	10/20/17	4/20/19	1,000,000	$0.05
EMA Financial	Convertible Note	6/20/2017
EMA Financial	Convertible Note	12/21/2017
Auctus Fund	Convertible Note	5/17/17
Auctus Fund	Convertible Note	7/26/18
Crossover Capital Fund II, LLC	Convertible Note	7/17/17
Crossover Capital Fund I, LLC	Convertible Note	10/24/17
Crossover Capital Fund II, LLC	Convertible Note	10/24/17
Power Up Lending Group	Convertible Note	6/5/18
Power Up Lending Group	Convertible Note	7/5/18
Power Up Lending Group	Convertible Note	8/17/18

(1) Pursuant to the employment agreement entered into between the Company and Anshu Bhatnagar on January 31, 2017 and effective as of January 2, 2017, Anshu Bhatnagar shall receive warrants to purchase 7.5 million shares of the Company’s common stock at an exercise price of $240 per share for each $1 million in revenue generated by the Company until such time as Anshu Bhatnagar owns 20% of the then-outstanding shares of the Company’s common stock (the “Warrants”). On December 28, 2018, Anshu Bhatnagar exchanged, among other securities, an aggregate of 52,500,000 Warrants for 295,801 shares of the Company’s Series C Preferred Stock. As of the date hereof, no Warrants are outstanding; however, Anshu Bhatnagar shall be entitled to receive additional Warrants upon the Company generating $1 million in revenues as set forth above.

Name	Series of Preferred Stock	Number of Shares of Preferred Stock	Shares of Common Stock Issuable Upon Conversion of Preferred Stock
Anshu Bhatnagar	Series A Preferred Stock	100,000	100,000

	Series C Preferred Stock	395,801	395,801,000

Monaker Group, Inc.	Series A Preferred Stock	44,470,101	44,470,101

Don Monaco	Series C Preferred Stock	20,000	2,000,000

Keith White	Series C Preferred Stock	15,000	1,500,000

Brian Swift	Series C Preferred Stock	25,000	2,500,000

Schedule 3(r)(iii):

Not applicable.

Schedule 3(r)(iv):

The Securities Purchase Agreement by and between the Company and EMA Financial, LLC dated December 21, 2017 contains piggy back registration rights.

Schedule 3(r)(iv):

Not applicable.

Schedule 3(r)(v):

Pursuant to the terms of the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, until no shares of Series A Preferred Stock are outstanding, if securities are sold at a price per share less than $0.05 (the “Discounted Price”) per share, the conversion price then in effect shall be adjusted, at the holder’s discretion, to match the Discounted Price.

Schedule 3(s)

Indebtedness and Other Contracts

See Schedule 3(m)(ii) for list of outstanding notes. As of the date hereof, the Company is in default of the following notes:

Name of Lender	Date of Note
EMA Financial	6/20/2017
EMA Financial	12/21/2017
Auctus Fund	5/17/17
Auctus Fund	7/26/18
Crossover Capital Fund	7/17/17
Crossover Capital Fund	10/24/17
Crossover Capital Fund	10/24/17
Power Up Lending Group	6/5/18
Power Up Lending Group	7/5/18
Power Up Lending Group	8/17/18

Schedule 3(v)
Insurance

Not applicable.

Schedule 3(x)

Personal Property

Not applicable.

Schedules 3(y)(i) – 3(y)(ii)
Intellectual Property Rights

Schedule 3(y)(i): Not applicable.

Schedule 3(y)(ii): Not applicable.

Schedule 3(oo)

No Disagreements with Accountants and Lawyers

Historical and current legal fees to lawyers: $186.669.11

Fees to Accountant for upcoming Audit: $45,000

Schedule 4(g)
Use of Proceeds

The proceeds are to be used to remove all existing debt (whether denominated as principal, interest, penalty or otherwise) owed to EMA Financial, Auctus Fund, Crossover Capital Fund, GS Capital Partner, JSJ Investments and Power Up Lending Group. If the proceeds are insufficient to pay off such obligations, the within transaction will not close and funds advanced by Buyer, in escrow or otherwise, on account of the Purchase Price shall be returned to Buyer forthwith in accordance with the terms of the Escrow Agreement. The within description is a summary of, and not in lieu of, the disbursement provisions of the Escrow Agreement. In the event of any conflict between the provisions hereof and the provisions of the Escrow Agreement, the provisions of the Escrow Agreement shall govern.

If, and only if, the proceeds are sufficient to pay in full the obligations as aforesaid, then any balance of such proceeds, as well as any other Company funds, may be used as follows (i) $186.669.11 of such proceeds may be used to pay historical and current legal fees payable to Sheppard Mullin Richter & Hampton, LLP, legal counsel to the Company and (ii) $45,000 of such proceeds may be used to pay fees owed to Assurance Dimensions, the Company’s independent registered public accounting firm, for an upcoming audit.

The balance of the proceeds, after payment of the above obligations, may be used for general corporate purposes and working capital.